Exhibit 5.1

650 Page Mill Road Palo Alto, CA 94304-1050 PHONE 650.493.9300 FAX 650.493.6811 www.wsgr.com

May 19, 2014

SVB Financial Group

3003 Tasman Drive

Santa Clara, CA 95054

Re:     Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to SVB Financial Group, a Delaware corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) on May 12, 2014 of a registration statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), that is automatically effective under the Act pursuant to Rule 462(e) promulgated thereunder. Pursuant to the Registration Statement, the Company is registering under the Act an indeterminate number of shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), as may at various times be issued at indeterminate prices, in reliance on Rule 456(b) and Rule 457(r) under the Act. The shares of Common Stock are to be sold from time to time as set forth in the Registration Statement and the prospectus contained therein (the “Prospectus”). Pursuant to the Registration Statement, the Company has issued 4,485,000 shares of its Common Stock (the “Shares”) to J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters, pursuant to that certain underwriting agreement, dated May 13, 2014 (the “Underwriting Agreement”), by and among the Company and the underwriters.

We have examined the Registration Statement, together with the exhibits thereto and the documents incorporated by reference therein; the Prospectus, dated May 12, 2014, together with the documents incorporated by reference therein, filed with the Registration Statement relating to the offering of the Shares; and the final prospectus, dated May 13, 2014, in the form filed with the Commission pursuant to Rule 424(b) of the Act relating to the offering of the Shares. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other instruments, documents, certificates and records which we have deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iv) the Underwriting

AUSTIN     BEIJING     BRUSSELS     GEORGETOWN, DE     HONG KONG     LOS ANGELES     NEW YORK

PALO ALTO     SAN DIEGO     SAN FRANCISCO     SEATTLE     SHANGHAI     WASHINGTON, DC

SVB Financial Group

May 19, 2014

Agreement has been duly authorized and validly executed and delivered by the parties thereto (other than the Company); (v) that the shares of Common Stock will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus; and (vi) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable judicial decisions interpreting those laws) and the federal laws of the United States of America.

On the basis of the foregoing, we are of the opinion that the Shares, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI

Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati